UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Helios and Matheson Analytics Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount previously paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

September       , 2018

To our stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Helios and Matheson Analytics Inc. on October 18, 2018. The meeting will begin promptly at 10:00 a.m. local time at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118.

The official Notice of Special Meeting of Stockholders, proxy statement, proxy card and return envelope are included with this letter. The matters listed in the Notice of Special Meeting of Stockholders are described in detail in the proxy statement.

The vote of every stockholder is important. Whether or not you plan to attend the Special Meeting of Stockholders, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement.

Sincerely,

HELIOS AND MATHESON ANALYTICS INC.

/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

HELIOS AND MATHESON ANALYTICS INC.
EMPIRE STATE BUILDING 350 FIFTH AVENUE
NEW YORK, NEW YORK 10118

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 18, 2018

To the stockholders of HELIOS AND MATHESON ANALYTICS INC.:

PLEASE TAKE NOTICE that a Special Meeting (the “Special Meeting”) of Stockholders of Helios and Matheson Analytics Inc. (the “Company”) will be held at 10:00 a.m. local time, on October 18, 2018, at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118 for the following purposes:

1.	to approve an amendment to the Company’s Certificate of Incorporation to effect a one-time reverse stock split (the “Reverse Split Amendment”) of common stock in a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-500 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement (the “Reverse Split Proposal”);

2.	to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes on the Reverse Split Proposal if sufficient votes to pass the Reverse Split Proposal are not received in time for the Special Meeting (the “Adjournment Proposal”); and

3.	to transact any other business properly brought before the Special Meeting or any adjournments thereof.

Only stockholders of record at the close of business on September 14, 2018 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

You may vote in person or by proxy. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the Special Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the internet or by telephone. It is convenient and it saves us significant postage and processing costs.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Stuart Benson
Stuart Benson
Chief Financial Officer and Secretary

September       , 2018

New York, New York

PROXY STATEMENT

FOR THE 2018 SPECIAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

●	Information Concerning Solicitation and Voting – page 1

●	Questions and Answers Regarding the Special Meeting – page 1

●	Security Ownership of Certain Beneficial Owners and Management – page 6

●	Proposal 1 – The Reverse Split Proposal – page 8

●	Proposal 2 – The Adjournment Proposal – page 15

●	Requirements for Advance Notification of Nominations and Stockholder Proposals – page 16

●	Other Matters – page 17

●	Annexes

A - Reverse Split Amendment

B - Form of Proxy Card

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HELIOS AND MATHESON ANALYTICS INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. local time on October 18, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of Helios and Matheson Analytics Inc. (the “Company,” “we,” “us” and “our”) is soliciting proxies for a Special Meeting of Stockholders and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118 on October 18, 2018, at 10:00 a.m. local time. This proxy statement and the accompanying form of proxy card are first being mailed on or about September [ ], 2018 to all holders of our common stock and our Series A Preferred Stock (the “Preferred Stock”) of record on September 14, 2018.

The information provided below is a summary of the information included in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS REGARDING THE SPECIAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Special Meeting or this proxy statement.

Q: What proposals will be voted on at the Special Meeting?

A: There are two proposals scheduled to be voted on at the Special Meeting:

1.	to approve an amendment to the Company’s Certificate of Incorporation to effect a one-time reverse stock split (the “Reverse Split Amendment”) of common stock in a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-500 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement (the “Reverse Split Proposal”);

2.	to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes on the Reverse Split Proposal if sufficient votes to pass the Reverse Split Proposal are not received in time for the Special Meeting (the “Adjournment Proposal”); and

3.	to transact any other business properly brought before the Special Meeting or any adjournments thereof.

Q: What is the Board’s voting recommendation?

A: The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the approval of the Reverse Split Proposal (see Proposal 1); and

●	FOR the approval of the Adjournment Proposal (see Proposal 2).

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Q: Who can vote at the Special Meeting?

A: Our Board has set September 14, 2018 as the record date (the “record date”) for the Special Meeting. All stockholders who own voting securities at the close of business on the record date may attend and vote at the Special Meeting. For each share of common stock held as of the record date, the holder is entitled to one vote on each proposal to be voted on. For each share of Preferred Stock held as of the record date, the holder will be entitled to 3,205 votes on each proposal to be voted on, representing an aggregate of [ ]% of the combined voting power of the common and preferred stock as of the record date.

As of the record date, [●] shares of our common stock were outstanding and 20,500 shares of Preferred Stock were outstanding. Stockholders do not have the right to cumulate votes. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held for you, as a beneficial owner, through a bank, broker or other nominee.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant your proxy to the Company’s representatives or to vote in person at the Special Meeting.

Beneficial Owners

If your shares are held by a bank, in a brokerage account or by another nominee, you are considered the beneficial owner of the shares. In this instance, your bank, broker or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the proxy materials to you. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote and you are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you request a proxy from the bank, broker or other nominee giving you the right to vote the shares at the Special Meeting. We sometimes refer to stockholders who hold their shares through a bank, broker or other nominee as “beneficial owners.”

Q: How many votes does the Company need to hold the Special Meeting?

A: According to our bylaws, the holders of (i) a majority of the voting power of the outstanding shares of our common stock and a majority of the outstanding shares of our Preferred Stock, voting together as a single class, (ii) a majority of the outstanding shares of our common stock, and (iii) a majority of the outstanding shares of our Preferred Stock, in each case, entitled to vote at a meeting of stockholders must be present in person or represented at the Special Meeting by proxy in order for the Company to hold the meeting and conduct business. This is called a quorum. Shares for which abstentions or broker “non-votes” occur are counted as present for the purpose of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. As Proposal 1 and Proposal 2 are “routine” matters under NYSE rules, we do not expect any broker non-votes on Proposal 1 or Proposal 2.

Shares are counted as present at the meeting or represented at the meeting by proxy if you are present at the meeting or if you have properly submitted a proxy card or your duly authorized proxy otherwise attends the meeting in person.

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Q: What is the voting requirement to approve each of the proposals?

A: The requirements to approve each of the proposals are set forth below.

Proposal 1: The Reverse Split Proposal. The affirmative vote of the holders of (i) a majority of the voting power of our outstanding shares of common stock and the Preferred Stock, voting together as a single class, and (ii) a majority of the outstanding shares of the Preferred Stock, voting separately as a single class, in each case entitled to vote at a meeting of stockholders at which a quorum is present, will be required for approval of the Reverse Split Proposal.

Proposal 2: The Adjournment Proposal. The approval of the adjournment of the Special Meeting in order to allow more time to solicit additional proxies requires (i) in the event that a quorum is present at the Special Meeting, the affirmative vote of the holders of a majority in voting power of the shares of common stock and the Preferred Stock, voting together as a single class, that voted for or against or expressly abstained with respect to the Adjournment Proposal or (ii) in the event that a quorum is not present at the Special Meeting, the affirmative vote of the holders of a majority in voting power of the shares of common stock and the Preferred Stock represented in person or by proxy at the Special Meeting, voting together as a single class.

Other Proposals. Assuming a quorum is present, any other proposal that might properly come before the Special Meeting will require the affirmative vote of the holders of a majority in voting power of the shares of common stock and the Preferred Stock entitled to vote at the Special Meeting, and that voted for or against or expressly abstained with respect to the proposal, voting together as a single class, except when a different vote is required by the Delaware General Corporation Law, our bylaws or our Certificate of Incorporation.

Q: If I vote against the proposals, do I have appraisal or dissenter’s rights?

A: No, Delaware law does not provide for appraisal or dissenter’s rights in connection with the proposals to be voted on at the Special Meeting.

Q: Who counts the votes?

A: Votes cast by proxy or in person at the Special Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of Computershare will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Special Meeting. If you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board in favor of the two proposals.

If you are a beneficial owner, your broker may vote on Proposal 1 and Proposal 2, which are considered by the NYSE to be “routine” matters.

Q: How can I vote my shares in person at the Special Meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Special Meeting. If you choose to vote in person, please bring proof of identification to the Special Meeting. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting. If you are a beneficial owner of shares, you must request and receive in advance of the Special Meeting a legal proxy from your bank, broker or other nominee to vote in person at the Special Meeting.

Q: How can I vote my shares in advance, without attending the Special Meeting?

A: Whether you hold shares directly as the stockholder of record or you are a beneficial owner, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote as follows:

Vote by Internet. You can vote via the internet at www.investorvote.com/HMNY or you may scan the QR code with your smartphone and, once you are at the website, follow the online instructions. You will need information from your proxy card to vote via the internet. Internet voting is available 24 hours a day. Proxies submitted by the internet must be received by 11:59 p.m. Eastern time on the day before the Special Meeting.

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Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-800-652-VOTE (8683). You will need your proxy card to vote by telephone. Telephone voting is available 24 hours a day. Proxies submitted by telephone must be received by 11:59 p.m. Eastern time on the day before the Special Meeting.

Vote by Mail. You can vote by marking, dating and signing your name exactly as it appears on the proxy card you received, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should have received this proxy statement and voting instructions, which include the following, from your bank, broker or other nominee:

Vote by Internet. You can vote via the internet by following the instructions on the Voting Instruction Form provided to you. Once there, follow the online instructions. Internet voting is available 24 hours a day.

Vote by Telephone. You can vote by telephone by calling the number provided on your Voting Instruction Form. Telephone voting is available 24 hours a day.

Vote by Mail. You can vote by marking, dating and signing your name exactly as it appears on the Voting Instruction Form, and returning it in the postage-paid envelope provided. Please promptly mail your Voting Instruction Form to ensure that it is received prior to the closing of the polls at the Special Meeting.

If you vote by any of the methods discussed above, you will be designating Theodore Farnsworth, our Chief Executive Officer, and/or Stuart Benson, our Chief Financial Officer, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Submitting a proxy will not affect your right to attend the Special Meeting and vote in person.

Q: How may my bank, broker or other nominee vote my shares if I fail to provide timely directions?

A: Banks, brokers and other nominees holding shares of common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions from you, your broker will have discretion to vote your shares on “routine” matters. Therefore, your broker may vote your shares on Proposal 1 and Proposal 2, which are considered by the NYSE to be routine matters, in the absence of timely directions from you.

Q: How can I change or revoke my vote?

A: Subject to any rules your bank, broker or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.

Stockholders of record. If you are a stockholder of record, you may change your vote by (1) filing with our Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary at the Special Meeting or should be sent so as to be delivered, prior to the date of the Special Meeting, to our principal executive office, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Stuart Benson, Secretary.

Beneficial owners. If you are a beneficial owner of shares, you may change your vote (1) by submitting new voting instructions to your bank, broker or other nominee, or (2) if you have obtained, from the bank, broker or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Special Meeting and voting in person. Your bank, broker or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the internet or by telephone may also change his, her or its vote by making a subsequent and timely internet or telephone vote prior to the date of the Special Meeting.

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Q: Where can I find the voting results of the Special Meeting?

A: We will announce the preliminary voting results at the Special Meeting. We will also report the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”) within four business days after the date of the Special Meeting.

Q: Who are the proxies and what do they do?

A: Our Board designated Theodore Farnsworth and Stuart Benson as proxies, as indicated on the proxy card. When you, as a stockholder of record, provide voting instructions in the proxy card, the named proxies vote your shares in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board in favor of the two proposals. If the Special Meeting is adjourned, the named proxies can vote the shares on the new Special Meeting date as well, subject to such limitations as set forth in our bylaws.

Q: How are proxies solicited for the Special Meeting?

A: Our Board is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse banks, brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a bank, broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We have retained the services of Georgeson LLC to assist in the solicitation of proxies at a cost of approximately $9,000, plus reimbursement of certain expenses.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?

A: We have adopted a procedure called “householding” which the Commission has approved. Under this procedure, we deliver one set of proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we send only a single copy of our proxy materials, such stockholder may contact our Secretary, in writing, at Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Stuart Benson, Secretary, or through telephone at (212)979-8228.

Beneficial owners may contact their bank, broker or other nominee to request information about householding.

Q: What should I do if I receive more than one set of proxy materials?

A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or Voting Instruction Form you receive to ensure that all of your shares are voted.

Q: If I have any questions or desire additional copies of the proxy materials, who should I contact?

A: If you have any questions or desire additional copies of the proxy materials, you can contact:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Banks, Brokers and Shareholders

Call Toll-Free: 1-888-666-2594

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of common stock beneficially owned as of the record date (September 14, 2018) by:

●	each person known by the Company to own beneficially more than 5% of the Company’s common stock;

●	each person known by the Company to own beneficially more than 5% of the Company’s Preferred Stock;

●	each of the Company’s directors and named executive officers; and

●	all of our current executive officers and directors as a group.

	Common Stock				Preferred Stock
Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Ownership (3)		Amount and Nature of Beneficial Ownership	Percentage of Preferred Stock Ownership	Voting Power of Preferred Stock (4)
5% Stockholders
Hudson Bay Capital Management, L.P. (5)		(6)		%	10,000	48.78%		%
Discover Growth Fund (7)					5,000	24.39%		%
Alto Opportunity Master Fund, SPC Segregated Master Portfolio B (8)					2,500	12.20%		%
Empery Asset Master, Ltd. (9)					1,336	6.52%		%

Named Executive Officers and Directors
Theodore Farnsworth	9,960	(10)		*	-	-	-
Stuart Benson	-	(11)		*	-	-	-
Muralikrishna Gadiyaram	9,293	(12)		*	-	-	-
Prathap Singh	160	(13)		*	-	-	-
Gavriel Ralbag	160	(13)		*	-	-	-

All current directors and executive officers as a group (5 persons)		(14)		%	-	-	-

* Less than 1%

(1)	Unless otherwise noted, the business address of each named person is c/o Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, Suite # 7520, New York, New York 10118.
(2)	Unless otherwise noted, each person named in the table below has sole voting and investment power with regard to all shares beneficially owned, subject to applicable community property laws.
(3)	The percentages shown are calculated based on [●] shares of common stock issued and outstanding on September 14, 2018. In calculating the percentage of ownership, all shares of common stock that are acquirable by the identified person or group within 60 days of September 14, 2018 are deemed to be outstanding for purposes of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.
(4)	Each share of Preferred Stock is entitled to 3,205 votes. The amount of votes with respect to each holder of Preferred Stock, when aggregated with the common stock held by such holder, is subject to a 19.9% voting power limitation based on the combined voting power of preferred stock and common stock of the Company as of June 21, 2018 (or such greater percentage allowed by Nasdaq without any stockholder approval requirements).

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(5)	Hudson Bay Capital Management, L.P. (“Hudson Bay”), which serves as the investment manager to Hudson Bay Master Fund Ltd., in whose name the securities reported are held, may be deemed to be the beneficial owner of all shares of common stock of the Company held by Hudson Bay Master Fund Ltd. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Mr. Gerber disclaims beneficial ownership of these securities. The address for Hudson Bay and Mr. Gerber is 777 Third Avenue, 30th Floor, New York, New York 10017.
(6)	Represents [●] shares issuable upon conversion of the Senior Secured Convertible Notes that were issued in November 2017 (the “November Notes”), January 2018 (the “January Notes”), and June 2018 (the “June Notes”). The June Notes, the November Notes and the January Notes are referred to collectively as the “Notes.” The Notes are each subject to a 9.99% beneficial ownership limitation. The percentage of ownership gives effect to such limitation. The number of shares issuable upon conversion of the November Notes and the January Notes assumes that they are convertible at $0.02 and the number of shares issuable upon conversion of the June Notes assumes that they are convertible at $250.
(7)	Discover Growth Fund is a Cayman Islands exempted mutual fund and its address is 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman KY1-1002, Cayman Islands.
(8)	Alto Opportunity Master Fund, SPC Segregated Master Portfolio B, a Cayman Islands exempted company, is a private investment vehicle and its principal business office is 222 Broadway, 19th Floor, New York, NY 10038.
(9)	The address for Empery Asset Master Ltd. is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.
(10)	This amount includes 1,000 shares issuable within 60 days of September 14, 2018, subject to entry into applicable award agreements. This amount does not include 8,214 shares of common stock that have been approved for issuance to Mr. Farnsworth in conjunction with the execution of his employment agreement, but have not yet been approved by our stockholders, as required by Nasdaq Listing Rule 5635(c).
(11)	Does not include 4,000 shares of common stock that have been approved for issuance to Mr. Benson in conjunction with the execution of his employment agreement, but have not yet been approved by our stockholders, as required by Nasdaq Listing Rule 5635(c).
(12)	Includes (i) 2,750 shares held by Helios & Matheson Information Technology Ltd. and (ii) 3,544 shares held by Helios Matheson Inc., over which Mr. Gadiyaram holds shared voting and investment control.
(13)	Each of our independent directors received a grant of 160 shares as payment for services rendered as a director during 2017. The shares of common stock have not yet been issued.
(14)	Includes 1,000 shares of common stock that may be issued within 60 days following September 14, 2018 and 320 shares of common stock granted to independent directors but not yet issued.

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PROPOSAL 1

TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

(the Reverse Split Proposal)

The Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to the Company’s stockholders for their approval an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the outstanding and treasury shares of the Company’s common stock in a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-500 shares (the “Reverse Split Amendment”), which ratio will be selected by the Board following stockholder approval and prior to the time of filing of a Certificate of Amendment with the Delaware Secretary of State and set forth in a public announcement. The form of Reverse Split Amendment is attached to this proxy statement as Annex A.

The Board believes that a reverse stock split will likely be necessary to regain compliance with Nasdaq’s minimum $1.00 bid price requirement prior to the current deadline of December 18, 2018, as described below.

If Proposal 1 is approved at the Special Meeting, the Company may issue the shares of common stock that would become available for issuance upon completion of any reverse split (i) pursuant to future securities offering transactions, (ii) pursuant to future acquisition transactions involving payment of consideration in equity securities of the Company, (iii) other general corporate purposes, and (iv) as of September 14, 2018, upon conversion or exercise of outstanding securities of the Company that are convertible into or exercisable for common stock, as described below:

●	10,440 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan;

●	29,364 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

●	10,201 shares of common stock issuable upon the exercise of warrants issued to Oath Inc. upon the closing of the acquisition of Moviefone assets in April 2018;

●	2,000 shares of common stock reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements and a new 12-month lockup agreement;

●	18,545 shares of common stock reserved for issuance to various officers and consultants;

●	16,000 shares of common stock issuable to MoviePass Inc. (“MoviePass”) upon receipt of stockholder approval and conversion of the convertible promissory note in the principal amount of $12 million that we issued to MoviePass upon the closing of the Securities Purchase Agreement, dated August 15, 2017, between the Company and MoviePass;

●	1,082,205,113 shares of common stock issuable upon the conversion of the November Notes;

●	1,568,180,401 shares of common stock issuable upon the conversion of the January Notes;

●	333,366 shares of common stock issuable upon the conversion of the June Notes; and

●	50,886 shares of common stock issuable upon the exercise of warrants issued in public offerings.

In addition, if our stockholders approve the issuance of all shares issuable upon conversion of the outstanding June Notes, as of September 14, 2018, an additional 4.2 billion shares of common stock may be issuable upon conversion of the June Notes.

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As of September 14, 2018, under the November Notes we had an aggregate of approximately $20.4 million in restricted principal outstanding, under the January Notes we had an aggregate of approximately $29.0 million in restricted principal outstanding, and under the June Notes we had an aggregate of approximately $74.8 million in restricted principal outstanding, for a total amount of approximately $124.2 million in restricted principal outstanding under the Notes as of such date. As of September 14, 2018, the conversion price of the November Notes and the January Notes is $0.02 and the conversion price of the June Notes is $250. The conversion price of the June Notes is not subject to downward adjustment until or unless we obtain stockholder approval of the issuance of shares under the June Notes to the extent required by Nasdaq Listing Rule 5635.

Under the Notes, we are currently required to reserve approximately 5.3 billion shares of the Company’s common stock for issuance. As a result, unless we reach an agreement with the holders of the Notes to reduce our reserve requirements under the Notes, we do not have enough authorized, unissued and unreserved shares to fulfill the current reserve requirements under the Notes or to meet the Company’s needs for future equity financing or acquisitions. Moreover, the number of shares issuable upon conversion of the Notes may increase significantly if there are further conversion price reductions resulting from the full ratchet conversion price adjustment provisions of the Notes, which provide that if we issue securities in certain transactions, such as our at-the-market offering, at a price lower than the applicable conversion price of the Notes, then the applicable conversion price of the Notes will be reduced to equal such lower price, resulting in additional shares issuable upon conversion of the Notes. As of September 14, 2018, there is no unrestricted principal outstanding under the Notes. As such, all of the approximate 5.3 billion shares that we are required to reserve under the Notes as stated above represent shares issuable upon conversion of restricted principal under the Notes for which an equivalent amount owed to us under the corresponding investor notes has not yet been paid. Such restricted principal may not, as of the date of this proxy statement, be converted into any shares of our common stock. However, to the extent holders of the Notes provide additional payments to us under the corresponding investor notes, an amount equal to such payment will become unrestricted principal under the Notes that may be converted to our common stock at the election of the holders of the Notes. The lack of adequate authorized shares of common stock available to satisfy our reserve requirements under the Notes and for future equity financings could materially limit or delay the Company’s ability to obtain capital as and when needed or consummate future acquisitions involving the payment of consideration in shares of our common stock. Effecting the Reverse Split Amendment would enable the Company to satisfy its reserve requirements under the Notes and create additional unreserved shares available for future equity financings and acquisitions.

If the Board determines to implement the Reverse Split Amendment, the Company would communicate to the public, prior to the effective time of the Reverse Split Amendment, additional details regarding the Reverse Split Amendment (including the final reverse split ratio, as determined by the Board). The Board reserves the right to elect not to proceed with the Reverse Split Amendment if it determines, in its sole discretion, that the Reverse Split Amendment is no longer in the best interests of the Company or its stockholders.

In determining which reverse split amendment to implement, if any, following receipt of stockholder approval of this Proposal 1, the Board may consider, among other things, various factors, such as:

●	the historical trading price and trading volume of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Split on the trading market for our common stock in the short- and long-term;

●	the Company’s ability to continue its listing on the Nasdaq Capital Market;

●	which reverse split amendment would result in the least administrative cost to us; and

●	prevailing general market and economic conditions.

The failure of stockholders to approve this Proposal 1 could prevent the Company from regaining compliance with Nasdaq’s $1.00 minimum bid price requirement (the “Minimum Bid Price Requirement”), unless the market price of our common stock increases above the Minimum Bid Price Requirement without a reverse split for at least 10 consecutive trading days (or at least 20 consecutive trading days if required by Nasdaq in its discretion) prior to December 18, 2018. If Nasdaq delists our common stock, then our common stock would likely become traded on the over the counter market maintained by OTC Markets Group Inc. (the “OTC”), which does not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to delisting from Nasdaq, our shareholders may not have the ability to liquidate their investments in our common stock as and when desired and we believe our access to capital would become significantly diminished as a result. Also, due to certain state securities (blue sky) law requirements which apply to securities that are not listed on an exchange, our ability to consummate future public offerings would be materially limited, and could require that the Company undertake private placements on terms that are significantly less favorable than the terms of a public offering.

Reasons for the Reverse Split

To maintain our Nasdaq Listing.

On June 21, 2018, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the Minimum Bid Price Requirement. We have been provided 180 calendar days, or until December 18, 2018, to regain compliance with the Minimum Bid Price Requirement. If we are not able to regain compliance with the Minimum Bid Price Requirement, the common stock could be delisted and trade on the over the counter market.

We believe that a reverse stock split could increase the market price of our common stock sufficient to satisfy the Minimum Bid Price Requirement in the near term, though we cannot provide any assurance that a reverse stock split will have that effect. In July 2018, we effected a 1-for-250 reverse split of our common stock (the “July 2018 Reverse Stock Split”), which had the initial effect of increasing the market price of our common stock to approximately $22.50 per share. However, in less than five trading days after the July 2018 Reverse Stock Split, the closing bid price of our common stock declined to less than $1.00, and we were not able to regain compliance with the Minimum Bid Price Requirement. As of September 13, 2018, the closing price of our common stock was $0.0218. As a result, we continue to be out of compliance with the Minimum Bid Price Requirement.

9

The Board has weighed the potential harm to the Company and its stockholders resulting from a Nasdaq delisting against the potential harm to the Company and its stockholders from another significant reverse stock split, including the risks described below under “Certain Risks Associated with a Reverse Split”. Although MoviePass recently has implemented significant cost cutting measures which have had an immediate and materially positive effect in reducing the Company’s monthly cash deficit, the Company believes it will continue to need to raise capital to fund MoviePass until MoviePass becomes cash flow positive or profitable (of which there is no assurance). If the Company is unable to maintain its Nasdaq listing, its access to capital will become further limited and it may not have sufficient capital to enable MoviePass to continue its operations or become cash flow positive or profitable. Therefore, the Board has concluded that the potential harm to the Company and its stockholders resulting from a Nasdaq delisting outweighs the potential harm to the Company and its stockholders from another significant reverse stock split.

To potentially improve the liquidity of our common stock.

A reverse split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock and potentially decreasing the volatility of our common stock if institutions become long-term holders of our common stock. A reverse split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Certain Risks Associated with a Reverse Split

There can be no assurance that the reverse split will increase the market price of the common stock and have the desired effect of maintaining compliance with the Minimum Bid Price Requirement. The Board believes that a reverse split has the potential to increase the market price of the common stock so that the Company may be able to satisfy the Minimum Bid Price Requirement. However, the long- and near-term effect of the reverse split upon the market price of the common stock cannot be predicted with any certainty. The July 2018 Reverse Split did not enable the Company to regain compliance with the Minimum Bid Price Requirement, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since investors may view a reverse stock split negatively.

Moreover, the total market capitalization of the common stock after the reverse split may be lower than the total market capitalization before the reverse split. On the trading day immediately before the July 2018 Reverse Stock Split, our market capitalization was $37.9 million, with 421,299,736 shares of common stock outstanding. Immediately after giving effect to the July 2018 Reverse Stock Split, we had 1,750,979 shares issued and outstanding. As of the record date, our market capitalization was $[                 ], notwithstanding that we had [                 ] billion shares outstanding as of the record date.

To regain compliance with the Minimum Bid Price Requirement, we effected the July 2018 Reverse Stock Split of our common stock at a ratio of 1 share-for-250 shares. However, since the effectiveness of the July 2018 Reverse Stock Split, the per share market price of our common stock has fallen below $1.00 and as of September 13, 2018, the closing price of our common stock was $0.0218. As a result, we are not in compliance with the Minimum Bid Price Requirement. There can be no assurance that another reverse stock split will increase the market price of the common stock so that the Company may be able to maintain compliance with the Minimum Bid Price Requirement.

Further, following any reverse stock split, we will have additional shares available to issue upon conversion or exercise of outstanding securities of the Company that are convertible into or exercisable for common stock, including the conversion of unrestricted principal and make-whole interest under our outstanding Notes following payments by investors under investor notes payable to us. Stockholders should be aware of the extremely dilutive nature of the Notes and that additional conversions of the Notes could cause downward pressure on the price for the common stock. In addition, we will continue to require significant proceeds from sales of our debt or equity securities to fund our operations for the near future, which will cause further dilution to stockholders. The issuance of a substantial amount of shares of common stock or securities convertible into or exercisable for common stock in the future could cause downward pressure on the price of our common stock and there is no assurance that the market price for the common stock will remain at a level sufficient to satisfy the Minimum Bid Price Requirement.

Even if another reverse stock split enables us to regain compliance with the Minimum Bid Price Requirement, the Company may be delisted due to other Nasdaq listing criteria deficiencies, including the failure to maintain the minimum required market value of listed shares equal to at least $35 million and the failure to have at least three independent directors on the audit committee of the Board and a majority of independent directors on the Board. Further, the reverse split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

Moreover, Nasdaq may delist our common stock if it concludes that delisting is in the public interest. For example, if we engage in further dilutive issuances of our common stock in an amount deemed unacceptable by Nasdaq, or Nasdaq concludes that such dilutive issuances in an unacceptable amount are likely to occur, Nasdaq may conclude that delisting our common stock is in the public interest. Nasdaq has the authority to delist our common stock for such public interest concerns.

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Impact of a Reverse Split If Implemented

A reverse split would affect all of our common stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the reverse split will be that:

●	the number of issued and outstanding shares of common stock will be reduced proportionately based on the final reverse split ratio, as determined by the Board;

●	based on the final reverse split ratio, the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of common stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately;

●	the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s 2014 Equity Incentive Plan will be reduced proportionately based on the final reverse split ratio;

●	any reverse split would proportionately increase the applicable conversion price of the January Notes, the November Notes and the June Notes; and

●	the number of shares of our authorized common stock that are unissued and not reserved for future issuance will increase.

Although the number of outstanding shares of common stock would decrease following the Reverse Split Amendment, the Board does not intend for a reverse split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The following table reflects the number of shares of common stock that would be outstanding as a result of the effectiveness of the Reverse Split Amendment and the approximate percentage reduction in the number of outstanding shares based on approximately [●] shares of common stock issued and outstanding as of September 14, 2018. We currently have [●] shares of common stock available for issuance. The following table also shows the shares that would be available for issuance if the Reverse Split Amendment is effected.

Proposed Reverse Split Ratio	Approximate Percentage Reduction	Approximate Shares of Common Stock to be Outstanding After the Reverse Split	Shares of Common Stock Available for Issuance After the Reverse Split
1-for-2	[●]%	[●]	[●]
1-for-100	[●]%	[●]	[●]
1-for-200	[●]%	[●]	[●]
1-for-300	[●]%	[●]	[●]
1-for-400	[●]%	[●]	[●]
1-for-500	[●]%	[●]	[●]

Effect of Reverse Split and Potential Anti-Takeover Effect

Management does not anticipate that our financial condition, the percentage ownership of common stock by management, the number of our stockholders, or any aspect of our business will materially change as a result of the Reverse Split Amendment. Because the Reverse Split Amendment will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed Reverse Split Amendment will not alter the relative rights and preferences of existing stockholders. However, the number of shares of common stock outstanding will be decreased, while the number of authorized but unissued shares will be increased.

Management does not currently plan to use the increase in our authorized but unissued shares that will result from the Reverse Split Amendment to make it more difficult or to discourage a future merger, tender offer or proxy contest or the removal of incumbent management. This Proposal 1 is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Summarized in the following paragraphs are provisions included in our Certificate of Incorporation, as amended, and our bylaws that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.

11

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board to make more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If the Board were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Certificate of Incorporation grants our Board broad power to establish the rights and preferences of authorized and unissued shares of additional series of preferred stock. The creation and issuance of one or more additional series of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the voting stock to elect some directors.

Vacancies. Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may be called by our Board or the Chairman of our Board and must be called by our Secretary at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

Fractional Shares

If the reverse stock split ratio determined to be implemented by the Board, if any, will result in fractional shares, the Company will not issue fractional shares. Instead the Company will, at the discretion of the Board, determine (i) whether to effect an issuance of shares to holders that would otherwise be entitled to a fractional share such that any fractional shares will be rounded up to the nearest whole number or (ii) whether the Company will pay cash in an amount equal to the fair value of the fractions.

Procedure for Effecting Reverse Stock Split

If the Board decides to implement a reverse split, the reverse split will become effective on the date the Reverse Split Amendment is filed with the Secretary of State of the State of Delaware. The time of such filing, if any, will be determined by the Board in its sole discretion. Beginning on the effective time of the Reverse Split Amendment, each certificate representing pre-reverse split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-reverse split shares of common stock.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse split.

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This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax consequences relevant to such holders’ particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	persons that are not U.S. Holders (as defined below);

●	persons subject to the alternative minimum tax;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies or other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities;

●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

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A reverse split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse split, except with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Information Reporting and Backup Withholding. A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote required to pass Proposal 1

Proposal 1 will be approved if a quorum is present at the Special Meeting and the holders of (i) a majority of the voting power of the outstanding shares of common stock and any Preferred Stock, voting together as a single class, voted “for” such approval and (ii) a majority of the voting power of the outstanding shares of Preferred Stock, voting separately as a single class, vote “for” such approval. Abstentions will have the effect of a vote against Proposal 1. As this Proposal 1 is a “routine” matter, we do not expect any broker non-votes. If you are a beneficial owner, your broker may vote on Proposal 1. If Proposal 1 is approved and the Board decides to implement the Reverse Split Amendment, the Reverse Split Amendment will become effective on the date that the Reverse Split Amendment is filed with the Secretary of State of the State of Delaware, which time, if at all, will be determined by the Board in its sole discretion. The Board reserves the right at any time before the effective time of the Reverse Split Amendment, notwithstanding approval of Proposal 1 by the Company’s stockholders, to abandon the proposed amendment without further action by the stockholders. If Proposal 1 is not approved, the Reverse Split Amendment will not be filed with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE SPLIT AMENDMENT.

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PROPOSAL 2

ADJOURNMENT

(the Adjournment Proposal)

The Board believes that if the number of shares of our voting stock present in person or represented by proxy at the Special Meeting and voting in favor of the proposal described herein is insufficient to approve such proposal, it is in the best interests of the stockholders to enable the Board to continue, for up to 30 days, to seek to obtain a sufficient number of additional votes to approve the proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve the Adjournment Proposal, we could adjourn or postpone the Special Meeting for up to 30 days, to use the additional time to solicit additional proxies in favor of Proposal 1.

Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against Proposal 1 to defeat Proposal 1, we could adjourn the Special Meeting without a vote and seek to convince the holders of those shares to change their votes in favor of Proposal 1.

Vote required to pass the Adjournment Proposal.

The Adjournment Proposal will be approved if (i) in the event that a quorum is present at the Special Meeting, the holders of a majority in voting power of the shares of common stock and the Preferred Stock, voting together as a single class, that vote for or against or expressly abstain with respect to the Adjournment Proposal vote “for” the Adjournment Proposal or (ii) in the event that a quorum is not present at the Special Meeting, the holders of a majority in voting power of the shares of common stock and the Preferred Stock represented in person or by proxy at the Special Meeting, voting together as a single class, vote “for” the Adjournment Proposal.

Abstentions will have the effect of a vote against Proposal 2. As this Proposal 2 is a “routine” matter, we do not expect any broker non-votes. If you are a beneficial owner, your broker may vote on Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

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REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2018 Annual Meeting of Stockholders must have been received by us no later than June 5, 2018, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed the proxy statement for the 2017 Annual Meeting of Stockholders, and must comply with the requirements of the proxy rules promulgated by the SEC. The Company must have received notice of any stockholder proposal to be submitted at the 2018 Annual Meeting of Stockholders, but not required to be included in our proxy statement, no later than August 19, 2018, which is 45 calendar days before the one-year anniversary of the date on which the Company first mailed the proxy statement for the 2017 Annual Meeting of Stockholders. Stockholder proposals should be addressed to our Secretary at Helios and Matheson Analytics Inc., Empire State Building, 350 5th Avenue, Suite 7520, New York, NY 10118, Attn: Stuart Benson, Secretary.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Governance Committee for the next annual meeting.

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OTHER MATTERS

The Company does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the common stock they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

New York, New York

September         , 2018

17

ANNEX A

Certificate of Amendment

of

Certificate of Incorporation

of

Helios and Matheson Analytics Inc.

Under Section 242 of the Delaware General Corporation Law

Helios and Matheson Analytics Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), hereby certifies as follows:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

Paragraph one (1) of Article Fourth is hereby amended to add the following paragraph thereto:

Reverse Split. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Second Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Second Effective Time (the “Second Old Common Stock”) shall be automatically reclassified as and converted into [1/2 to 1/500] of a fully paid and nonassessable share of Common Stock (the “Second New Common Stock”). No fractional shares of the Second New Common Stock shall be issued in connection with the Second Reverse Stock Split. In lieu of any fractional shares of the Second New Common Stock that would be issued in connection with the Second Reverse Stock Split, the Board may elect to effect an issuance of shares of the Second New Common Stock to holders of any fractional shares of the Second New Common Stock resulting from the Second Reverse Stock Split such that any fractional share otherwise issuable to any such holder shall be rounded up to the next highest whole share, or to pay cash in lieu of any fractional shares. Any stock certificate that, immediately prior to the Second Effective Time, represented shares of the Second Old Common Stock, shall from and after the Second Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Second New Common Stock into which such shares of Second Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment.

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer this ____ day of _______ 2018.

Theodore Farnsworth, Chief Executive Officer

A-1

ANNEX B

Proxy Card

HELIOS AND MATHESON ANALYTICS INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

October 18, 2018

The undersigned hereby appoints Theodore Farnsworth and Stuart Benson and each of them, as proxies and attorneys-in-fact for the undersigned, with full power to act without the other and with full power of substitution, and hereby authorizes them to act for the undersigned and to vote, as designated below, all of the shares of common stock, $0.01 par value per share, and Series A Preferred Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on October 18, 2018 at 10:00 a.m. local time at Empire State Building, 350 5th Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118 and at any and all adjournments or postponements thereof, in accordance with the directions that follow with respect to the following matters (and with discretionary authority as to any and all other).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU SIGN AND RETURN THIS PROXY WITHOUT GIVING ANY INSTRUCTION, THIS PROXY WILL BE VOTED FOR THE TWO PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

↑ FOLD AND DETACH HERE ↑

ELECTRONIC VOTING INSTRUCTIONS

AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on the day before the Special Meeting

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VOTE BY INTERNET	OR	VOTE BY TELEPHONE
● Go to www.investorvote.com/HMNY ● Or scan the QR code with your smartphone ● Follow the steps outlined on the secure website		● Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone ● Follow the instructions provided by the recorded message

↑ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ↑

The Board of Directors recommends a vote FOR Proposals 1 and 2. If no specification is made, the shares will be voted in accordance with the Board of Directors’ recommendation.	Please Mark Here for Address Change or Comments ☐ SEE REVERSE SIDE

1. to approve an amendment to the Company’s Certificate of Incorporation to effect a one-time reverse stock split of common stock in a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-500 shares, which ratio will be selected by the Company’s Board of Directors and set forth in a public announcement (Proposal 1); and

	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes on the above proposal if sufficient votes to pass the proposal are not received in time for the Special Meeting (Proposal 2).	FOR ☐	AGAINST ☐	ABSTAIN ☐

To transact any other business properly brought before the Special Meeting or any adjournments thereof.

Signature	Signature	Date

Please sign exactly as the name appears on this card. When shares are held by two or more persons, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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